EXHIBIT 11

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STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE




                                                       Period
                                                    April 1, 1999,
                                                       Through
                                                       March 31,
                                                         2000
                                                     -------------

Earnings of the Company                                $265,983

Basic:

    Average shares outstanding                          490,713

    Earnings per share                                    $0.54

Diluted:

    Average shares outstanding
                                                        503,471

    Earnings per share                                    $0.53